SCHEDULE 14A INFORMATION
    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934
                            (AMENDMENT NO. ___)

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as
        permitted by Rule 14a-6(e)(2))
[  X  ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to <section>240.14a-11(c) or
        <section>240.14a-12


                       PAUL HARRIS STORES, INC.
             (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

[     ] Fee paid previously with preliminary materials.
[     ] Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                           PAUL HARRIS STORES, INC.
                              6003 GUION ROAD
                        INDIANAPOLIS, INDIANA 46254

                             ________________

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 21, 1998
                             ________________

To the Shareholders of Paul Harris Stores, Inc.:

     The annual meeting of shareholders of Paul Harris Stores, Inc. (the "Company") will be held on Thursday, May 21, 1998, 9:00 a.m., local time, at the Paul Harris store at Willow Lake
Shopping Center, 2670 Lake Circle Drive #C, Indianapolis,
Indiana, for the following purposes:

     1. To elect two directors to the Board of Directors of the Company;

     2. To approve the proposed first amendment to the Company's 1996 Stock Option and Incentive Plan;

     3.  To approve the Company's 1998 Cash Bonus Performance
         Plan for Executive Officers;

     4. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the 1998 fiscal year;
         and

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 8, 1998 are entitled to notice of, and to vote at, the meeting or any adjournments thereof.

                            By Order of the Board of Directors



                            Keith L. Himmel, Jr.
                            Secretary


Indianapolis, Indiana
April 17, 1998


       SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE
        REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY
       AS PROMPTLY AS POSSIBLE IN THE SELF-ADDRESSED, STAMPED
         RETURN ENVELOPE.  NO POSTAGE IS REQUIRED IF IT IS
                     MAILED IN THE UNITED STATES.

                           PAUL HARRIS STORES, INC.
                              6003 GUION ROAD
                        INDIANAPOLIS, INDIANA 46254
                              (317) 293-3900
                              ______________

                              PROXY STATEMENT
                              ______________


           INFORMATION CONCERNING SOLICITATION AND VOTING

   The enclosed Proxy is solicited by the Board of Directors of Paul Harris Stores, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, May 21, 1998, at 9:00 a.m., local time, at the Paul Harris store at Willow Lake Shopping Center, 2670 Lake Circle Drive #C, Indianapolis, Indiana, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. ANY PROXY ON WHICH NO DIRECTIONS ARE SPECIFIED WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE TWO NOMINEES NAMED HEREIN AND FOR PROPOSALS 2, 3 AND 4. These proxy solicitation materials and the accompanying Annual Report to Shareholders for the fiscal year ended January 31, 1998 (the "1997 fiscal year") are first being sent to shareholders on or about April 17, 1998.

     As of April 8, 1998, the record date fixed for the determination of shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting, there were outstanding 11,262,131 shares of the Company's Common Stock (the "Common Stock"). Each share of Common Stock entitles the holder thereof on the record date to one vote with respect to each matter to be acted upon at the Annual Meeting.

     A majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting will constitute a quorum for the purpose of conducting business at the Annual Meeting. Shares registered in the names of brokers or other "street name" nominees for which proxies containing voting instructions (either for, against or abstain) on at least one matter are received will be considered to be represented at the Annual Meeting for quorum purposes, but will be counted for voting purposes only as to those matters on which they are actually voted. If a quorum is present, the two nominees for election as directors receiving the greatest number of votes will be elected. Each of Proposals 2, 3 and 4 will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against it. Because none of the matters to be considered at the Annual Meeting require the affirmative vote of a specific number of shares, neither the non-voting of shares nor abstentions will affect the outcome of the voting.

     Any Proxy given pursuant to this solicitation may be revoked at any time prior to its use by delivering to the principal office of the Company either a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their judgment on such matters. To be considered at the Annual Meeting, any matters proposed by shareholders must comply with the advance notification requirements set forth in the Company's By-Laws. A copy of the advance notification requirements may be obtained from Keith L. Himmel, Jr., Secretary, Paul Harris Stores, Inc., 6003 Guion Road, Indianapolis, Indiana 46254.

     The cost of this Proxy solicitation will be borne by the Company. Proxies will be solicited by mail, telegram or telephone, and may be personally solicited by directors, officers and other employees of the Company and by Beacon Hill Partners, Inc., a proxy solicitation firm, for a fee of $2,000, plus out-of-pocket expenses not to exceed $1,200. The telephone number of Beacon Hill Partners, Inc. is (212) 843-8500. Arrangements will be made with brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners.




                     PRINCIPAL SHAREHOLDERS

     The following table provides certain information as to each person known to the Company to be a beneficial owner on April 8, 1998 of more than five percent of the outstanding shares of the Company's Common Stock. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

      NAME AND ADDRESS                NUMBER OF       PERCENT
    OF BENEFICIAL OWNER                 SHARES        OF CLASS
                                     BENEFICIALLY
                                        OWNED

Neumeier Investment Counsel LLC (1)   1,834,500 (2)      16.3%
26435 Carmel Rancho Boulevard
Carmel, CA 93923

Charlotte G. Fischer                    827,800 (3)       6.9%
6003 Guion Road
Indianapolis, IN  46254

________________________

(1)  The source of the information for this entity is a Schedule
     13G filed with the Securities and Exchange Commission.

(2) Includes 911,500 shares with sole voting power and 1,834,500 shares with sole investment power.

(3) Includes 786,000 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 2,400 shares held by members of Ms. Fischer's family, the beneficial ownership of which are disclaimed by Ms. Fischer.

                   SECURITY OWNERSHIP OF MANAGEMENT

     Based upon information provided by such individuals, the following table shows, as of April 8, 1998, the shares of the Company's Common Stock beneficially owned by each of the Company's directors and nominees for election to the Board, each executive officer of the Company named in the Summary Compensation Table, and all directors and executive officers as a group.

NAME                       NUMBER OF SHARES OF         PERCENT
                               COMMON STOCK           OF CLASS
                          BENEFICIALLY OWNED (1)

Richard A. Feinberg, Ph.D.            8,000                 *
Charlotte G. Fischer                827,800               6.9%
Robert I. Logan                      25,000                 *
James T. Morris                      14,000                 *
Leslie Nathanson Juris, Ph.D.             0                 *
John E. Peters                       10,000                 *
Sally M. Tassani                      8,000                 *
John H. Boyers                      104,666                 *
Ana P. Porter (2)                         0                 *
All directors and executive         997,466               8.2%
 officers as a group
 (8 individuals)

___________________________________

*  Less than one percent

(1) Each person has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her except: (i) 2,400 shares included as being owned by Ms. Fischer which are held by members of her family (Ms. Fischer disclaims beneficial ownership of such shares); (ii) the following shares subject to outstanding options which are exercisable within 60 days:
     Mr. Feinberg, 8,000 shares; Ms. Fischer, 786,000 shares; Mr. Logan, 21,000 shares; Mr. Morris, 8,000 shares;
     Ms. Tassani, 8,000 shares; Mr. Boyers, 56,666 shares; and all directors and executive officers as a group, 887,666 shares.

(2)  Ms. Porter was employed by the Company from February 13,
     1997 to September 8, 1997.

                         ELECTION OF DIRECTORS

     The Board of Directors currently consists of six members divided into three classes. Pursuant to the Company's Amended and Restated Articles of Incorporation, the Board of Directors is to be divided into three classes, with each class serving a three-year term.

    Two directors are to be elected at the Annual Meeting for a term expiring at the 2001 Annual Meeting. The Company's By-Laws currently provide for a Board of Directors consisting of six directors. The enclosed Proxy cannot be voted for a greater number of persons than the two nominees for director listed below.

     The following table sets forth certain information with respect to the nominees. In the event any nominee unexpectedly becomes unavailable for election, the enclosed Proxy will be voted for such person as may be designated by the present Board of Directors.


NOMINEES

NAME OF NOMINEE                   AGE    DIRECTOR      NOMINEE
                                          SINCE       FOR TERM
                                                     EXPIRING IN

Leslie Nathanson Juris, Ph.D.     51       1998          2001
John E. Peters                    50       1998          2001

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
ABOVE NOMINEES.


CONTINUING DIRECTORS

     The following table contains certain information with respect to each other member of the Board of Directors whose term will continue after the Annual Meeting:

NAME OF DIRECTOR                  AGE    DIRECTOR     TERM
                                           SINCE     EXPIRES
                                                       IN

Richard A. Feinberg, Ph.D.         47      1997       1999
Charlotte G. Fischer               48      1993       2000
James T. Morris                    55      1996       2000
Sally M. Tassani                   49      1995       2000


BIOGRAPHICAL INFORMATION

     RICHARD A. FEINBERG, PH.D., is a Professor of Consumer Sciences and Retailing at Purdue University, a position he has held since 1989. His other current positions with Purdue University include Department Head, Department of Consumer Sciences and Retailing, Director of the Purdue Retail Institute, Acting Director of the Center for Customer Driven Quality, an Associate of the Business and Industrial

Development Center, and Director of the Graduate Program, Department of Consumer Sciences and Retailing.

    CHARLOTTE G. FISCHER became the Chairman of the Board, President and Chief Executive Officer of the Company in January 1995. From April 1994 until January 1995, Ms. Fischer was Vice Chairman of the Board and Chief Executive Officer Designate. She was a consultant to the Company from September 1993, when she first joined the Board, until April 1994. From October 1991 to March 1994, Ms. Fischer was an independent retail consultant. In addition, she was the President of C.G.F., Inc. Ms. Fischer is a director of Trans World Entertainment Corp., Inc. and NatCity National Bank of Indiana.

     LESLIE NATHANSON JURIS, PH.D. is a managing director of Roberts, Nathanson & Wolfson, a consulting firm specializing in implementing strategy and managing complex organizational change, a position she has held for more than the past five years.

     JAMES T. MORRIS is the chairman of the board and president and chief executive officer of IWC Resources Corporation, a water utility holding company, positions he has held for more than the past five years. Mr. Morris is also a director of NIPSCO
Industries, Inc.

     JOHN E. PETERS has been president of Dreman Value Management LLC, an equity management company, since October 1997. From 1984 to 1996, he was employed by Zurich Kemper Investments, a mutual fund and cash management services firm, serving as senior vice president and managing director of the retail products business unit from 1990 to 1996 and as president and chief executive officer of Kemper Distributors, Inc. from 1994 to 1996.

     SALLY M. TASSANI has been an independent consultant and subsequently a managing director of Tassani Partners LLC, a strategic marketing communications firm, since July 1997. She was senior vice president-director of direct marketing and sales promotion for Leo Burnett Company, Inc., an advertising agency, from October 1995 until July 1997. From August 1995 to September 1995, she was senior vice president of Bender, Browning, Dolby & Sanderson, an advertising agency. Prior to August 1995, she was the chief executive officer of Tassani & Paglia, Inc., a Chicago-based marketing consulting firm that she founded, for more than five years.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors has a Finance and Audit Committee (the "Audit Committee") which is currently composed of Messrs. Feinberg, Logan and Morris. The Audit Committee meets periodically with management and the Company's independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee met four times during the Company's 1997 fiscal year.

     The Board of Directors also has a Compensation and Stock Option Committee (the "Compensation Committee") which is currently composed of Ms. Juris, Mr. Morris and Ms. Tassani. The Compensation Committee considers and authorizes remuneration arrangements for senior management, including the grant of options under the Company's option plans. The Compensation Committee met ten times during the Company's 1997 fiscal year.

     The Board of Directors also has a Nominating Committee which is currently composed of Ms. Fischer, Ms. Juris and Ms. Tassani. The Nominating Committee nominates persons to serve as directors. The Nominating Committee met two times during the Company's 1997 fiscal year. The Nominating

Committee will consider candidates recommended by shareholders. Shareholders who wish to nominate persons for election as directors must comply with the advance notification requirements contained in the Company's By-Laws, a copy of which is available upon request. Any such request or nominations should be addressed to Keith L. Himmel, Jr., Secretary, Paul Harris Stores, Inc., 6003 Guion Road, Indianapolis, IN 46254.

     During the Company's 1997 fiscal year, the Board of Directors held seven meetings. Each director attended at least
75% of the aggregate of the total meetings of the Board and all committees of the Board of which he or she was a member.

     Directors who are not employees of the Company receive fees of $20,000 per annum for attending four regular meetings of the Board. Non-employee directors also receive fees for additional meetings of $1,000 (if attended in person) or $500 (if attended via telephone conference) per meeting. The Chairs of the Audit Committee, the Compensation Committee and the Nominating Committee receive additional fees of $3,000 per annum. Each member of such committees receives an additional $1,000 per annum. In addition, in December 1997, the Board approved paying Ms. Tassani additional compensation for her services as Chair of the Compensation Committee in connection with negotiations of Ms. Fischer's new employment agreement. Mr. Logan received fees at the rate of $2,500 a month for consulting services provided to the Company and did not receive the $3,000 amount that he would otherwise be entitled to receive as Chair of the Audit Committee.

     Directors who are not employees of the Company participate in the Company's Outside Directors Stock Option Plan (the "Directors Plan"). Under the Directors Plan, each eligible director is automatically granted an option to purchase 3,000 shares of Common Stock in the month following the annual meeting of shareholders. In addition, newly elected eligible directors receive an option to purchase 5,000 shares of Common Stock in the month following election. Pursuant to the Directors Plan, the option price per share is equal to the fair market value of one share of Common Stock on the date of grant. The options become exercisable six months following the date of grant and expire ten years following the date of grant.

     During 1997, eligible directors were granted options to purchase an aggregate of 17,000 shares of Common Stock.

                        EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

   The following table sets forth the annual and long-term compensation of each individual who served as an executive officer of the Company during the 1997 fiscal year for services rendered during the Company's 1997, 1996 and 1995 fiscal years.

                    SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                                                          Compen-
                                                                          sation
                                                                           Awards
                                        Annual Compensation               Securities
                                                            Other          Under-     All
                                                           Annual          lying     Other
Name and Principal       Fiscal               Bonus        Compen-        Options   Compen-
Position                  Year  Salary($)     ($)(1)       sation($)       (#)      sation($)(2)
Charlotte G. Fischer      1997  $ 500,000   $ 550,000    $ 1,000,000(3)   50,000   $ 2,905(4)
Chairman of the Board,    1996    420,800     640,000(5)         ---     200,000     2,758(4)
President and Chief       1995    367,692           0            ---      75,000    23,702(4)(6)
Executive Officer

Ana P. Porter(7)          1997    150,923       6,154            ---      15,189     8,782(8)
Executive Vice            1996          0           0            ---           0         0
President -               1995          0           0            ---           0         0
Merchandising and
Planning-Distribution

John H. Boyers(9)         1997    175,000     135,000            ---           0     2,895(10)
Senior Vice President -   1996    131,000      96,000            ---      50,000     2,187(10)
Finance and Treasurer     1995    110,769      15,000            ---      50,000    15,912(11)

____________________

(1) Represents bonuses earned in the fiscal year indicated and paid or payable during the subsequent fiscal year.

(2) Unless otherwise indicated, all amounts are compensation related to group term life insurance premiums.

(3) Represents a one-time payment made to Ms. Fischer in connection with her new employment agreement in recognition of past service and accomplishments. See
        "-Employment Agreements."

(4)     Of the amounts shown, $1,600 for 1997, $1,453 for 1996
        and $1,558 for 1995 represent Company-paid contributions to the 401(k) retirement plan. Company paid contributions are fully vested upon contribution.

(5) The amount shown includes deferred compensation of $47,000.

(6) Of the amount shown, $20,839 represents reimbursement for relocation expenses and income taxes on reimbursed amounts.

(7)    Ms. Porter was employed by the Company from February 13,
       1997 to September 8, 1997.

(8)     Represents reimbursement for relocation expenses.

(9) Mr. Boyers became the Senior Vice President - Finance and Treasurer of the Company in March, 1995. The amounts disclosed in the table do not include consulting fees accrued with respect to Mr. Boyers prior to his being employed by the Company of $10,000 in 1995.

(10) Of the amounts shown, $1,455 for 1997 and $747 for 1996 represent Company-paid contributions to the 401(k) retirement plan. Company paid contributions are fully vested upon contribution.

(11) Of the amount shown, $15,000 represents reimbursement for relocation expenses and income taxes on reimbursed amounts.

OPTION GRANTS

      The following table sets forth certain information concerning the number of shares and the terms and conditions of the stock options granted by the Company under the 1996 Stock
Option and Incentive Plan (the "1996 Plan") during the Company's
1997 fiscal year to the individuals named in the Summary
Compensation Table:

                  OPTION GRANTS IN LAST FISCAL YEAR

                                    Individual Grants
                        Number of  % of Total
                        Securities  Options
                          Under-  Granted to                          Potential Realizable Value
                          lying   Employees                           at Assumed Annual Rates of
                         Options     in       Exercise                 Stock Price Appreciation
                         Granted   Fiscal      Price      Expiration     for Option Term($)(3)
Name                      (#)       Year      ($/Sh)(1)     Date(2)       5%($)        10%($)
Charlotte G. Fischer     50,000     15.84%     $ 8.630     01/30/08     $271,368     $687,700
Ana P. Porter(4)         15,189      4.81%      19.750     02/13/07      188,658      478,095
John H. Boyers                0       ---          ---        ---              0            0

_________________________________

(1) The exercise price is the closing price per share of the Common Stock on the date of grant.

(2) All option grants to the named individuals in fiscal 1997 expire on the tenth anniversary of the date of grant, subject to earlier expiration in the event of the termination of such individual's employment with the Company under certain specified circumstances. The options granted to Ms. Fischer were immediately exercisable. The options granted to Ms. Porter became exercisable in three equal installments on the first three anniversaries of the grant date.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulation and are not intended to forecast the possible future appreciation, if any, of the Common Stock.

(4)    Ms. Porter was employed by the Company from February 13,
       1997 to September 8, 1997. Ms. Porter's options expired unexercised on September 8, 1997.


OPTION EXERCISES AND YEAR-END VALUES

      The following table sets forth certain information concerning stock option exercises by the individuals named in the Summary Compensation Table during the 1997 fiscal year and the unexercised stock options held by such individuals as of January
31, 1998.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
              AND FISCAL YEAR-END OPTION VALUES

                                              Number of Securities          Value of
                                                   Underlying             Unexercised
                       Shares                  Unexercised Options     In-The-Money Options
                      Acquired                  at Fiscal Year-End     at Fiscal Year-End(1)
                         On         Value       Exer-      Unexer-      Exer-        Unexer-
Name                  Exercise    Realized(2)  cisable     cisable     cisable       cisable
Charlotte G. Fischer     ---          ---      669,333     16,667     $2,222,916     $49,084
Ana P. Porter(3)         ---          ---            0          0              0           0
John H. Boyers         10,000     $281,812      39,999     50,001        163,214     116,586

_________________________________

(1) The closing sale price of the Common Stock as reported on the Nasdaq National Market on January 30, 1998 was
        $8.625. Value is calculated on the basis of the difference between the exercise price and $8.625, multiplied by the number of "in-the-money" shares of Common Stock underlying the options.

(2) The value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

(3)     Ms. Porter was employed by the Company from February 13,
        1997 to September 8, 1997.

OTHER RETIREMENT PLANS

     The Company maintains a tax-qualified retirement savings plan for eligible employees which contains a cash or deferred arrangement described in section 401(k) of the Code (the "401(k) Plan"). The 401(k) Plan permits participants to defer up to a maximum of 15% of their compensation (as defined in the 40l(k)
Plan), subject to certain limits imposed by the Code. Participant salary deferrals were matched by the Company in an amount equal to 25% until January 1, 1998, when the amount was increased to 50%, up to a maximum of 4% of the participant's compensation. All amounts in the plan are fully vested when contributed.


EMPLOYMENT AGREEMENTS

       Charlotte G. Fischer is employed as the Company's Chief Executive Officer pursuant to an employment agreement which has a term ending January 31, 2003. The agreement will terminate earlier in the event of Ms. Fischer's death or disability, the Company's termination for "cause" (as defined therein) or upon 180 days' prior written notice by Ms. Fischer. Upon the occurrence of such events, Ms. Fischer would be entitled to receive the amount of base salary accrued prior to the termination of employment and to exercise any vested stock options for a period of at least six months, and, in the event of her death or disability, she would be entitled to a pro rata bonus for the year of termination and an extended option exercise period. In the event the Company terminates Ms. Fischer's employment without cause (which includes a "constructive termination" as defined therein), the Company shall pay to Ms. Fischer the base salary she would have been entitled to through January 31, 2003 had her employment not been terminated, but not less than $1,750,000, and a bonus for the fiscal year in which the termination occurs, assuming that she had worked to fiscal year-end. In such event, Ms. Fischer shall also be entitled to exercise any stock option granted to her by the Company, to the extent vested and exercisable, at any time during the remaining term of the stock option. The agreement does not provide for severance benefits following the expiration of the term of the agreement on January 31, 2003.

    Under the agreement, Ms. Fischer is paid a base salary which is $700,000 for the 1998 fiscal year, and which will increase each fiscal year up to $1,000,000 during the last year of the agreement, which is the 2002 fiscal year. In recognition of past service and accomplishments, the Company also awarded Ms. Fischer a one-time special bonus of $500,000 payable during 1997 and $500,000 payable during 1998. Similar to past practice, the agreement provides for annual bonus compensation (as long as the Company has pretax earnings in excess of $200,000) equal to the greater of $200,000 or percentages of base salary contingent upon the Company achieving pretax earnings targets in each fiscal year, up to a maximum bonus equal to 200% of base salary for each fiscal year. The pretax earnings dollar targets were generally increased over the Company's past practice. In the event that the Company's shareholders approve the adoption of the 1998 Cash Bonus Performance Plan for Executive Officers (the "Bonus Plan") and Ms. Fischer elects to participate in the Bonus Plan during a particular fiscal year, then the provisions of the Bonus Plan will supersede the provisions of the agreement with respect to Ms. Fischer's cash bonus for such fiscal year.

    The agreement provides for annual awards to Ms. Fischer of non-qualified stock options to purchase a number of shares of Common Stock based on the Company's "annual total return to shareholders" for such fiscal year, as compared to the "women's specialty peer group" (as such terms are defined in the agreement). The exercise price of the options is the closing price per share of the Common Stock on the date of grant and the options expire on the tenth anniversary of the date of grant, subject to earlier expiration in the event of termination of employment under certain specified circumstances. The agreement provides that the Company shall grant to Ms. Fischer restricted stock awards of at least 50,000 shares of Common Stock each fiscal year, contingent upon the attainment of specified performance goals related to the Company's strategic, business and financial objectives. Upon attainment of the goals, Ms. Fischer will be awarded the restricted stock, subject to a vesting schedule. In the event that Ms. Fischer elects to participate under the portion of the 1996 Plan, as amended, governing performance-based awards of restricted shares of Common Stock during a particular fiscal year, then the terms of the 1996 Plan shall supersede the provisions of the agreement with respect to awards of restricted stock for such fiscal year.

    Ms. Fischer's employment agreement also includes a confidentiality agreement and a one-year covenant not to compete and not to solicit employees if Ms. Fischer terminates her employment in violation of the agreement prior to the expiration of the term or if the Company terminates her employment for cause. In the event of termination of Ms. Fischer's employment or constructive termination following a "change in control" (as defined therein) of the Company prior to January 31, 2003, Ms. Fischer would be entitled to receive her base salary through the termination date, a lump sum payment of 2.9 times the greater of her then current base salary or her base salary for the most recent fiscal year ended prior to such termination (reduced by the value of certain other benefits), a bonus for the fiscal year in which termination occurs (which shall be equal to the greater of her bonus for the most recent fiscal year ended prior to such termination or her bonus for the fiscal year in which such termination occurs based on her then current base salary and assuming that she had been employed by the Company for the entire fiscal year), the continuation of Company-paid health insurance for 36 months, the continuation of other benefits for a period of one year and the right to exercise any stock option to the extent vested and exercisable, at any time during the remaining term of the stock option. The intent of these provisions and the 2.9 limitation is to prevent the benefits from being characterized as parachute payments. These benefits are not payable unless, prior to January 31, 2003, Ms. Fischer is terminated from employment (including constructive termination) after a change-in-control.

    The Company has agreed to pay Mr. Boyers a minimum severance benefit in the event his employment is terminated without cause equal to six months' salary, continuation of medical and dental benefits for six months and relocation costs.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee during fiscal year 1997 were current directors Ms. Tassani and Mr. Morris and former directors Stig A. Kry and John Rau. None of the Compensation Committee members were involved in a relationship requiring disclosure as an interlocking executive or director under Item 404 of Regulation S-K or as a current or former officer or employee of the Company.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee believes that the Company's compensation arrangements should be designed to enable the Company to attract and retain qualified executives, to reward individual performances, and to provide incentives for the achievement of targeted Company performance goals. During the 1997 fiscal year, the Compensation Committee utilized the services of a consulting firm to assist it in determining competitive compensation packages for the Company's key executives.

    The Company's compensation arrangements consist of base salary, cash incentive bonuses and long-term incentive compensation consisting of stock grants or stock options. The Company's compensation programs are designed to: (i) attract, retain and demonstrate a commitment to key executives; (ii) reinforce strategic initiatives; (iii) align management interests with those of shareholders through grants of stock options; (iv) provide compensation levels that are in line with market practice and performance; and (v) provide above average competitive compensation when aggressive financial performance targets are met. The competitive positioning of compensation levels is periodically reviewed and adjusted as appropriate.

    Effective February 1, 1998, the Company entered into a new employment agreement with Ms. Fischer replacing a previous employment agreement with her. The new agreement extended the term of Ms. Fischer's employment to January 31, 2003. The new agreement increased Ms. Fischer's base salary from $500,000 for the 1997 fiscal year to $700,000 for the 1998 fiscal year, and provides for annual increases in Ms. Fischer's base salary up to $1,000,000 in the 2002 fiscal year. The agreement provides for annual bonuses equal to specified percentages of base salary contingent upon the Company achieving specified targets for pretax earnings in a fiscal year, performance-based awards of options to purchase shares of Common Stock and performance-based awards of restricted stock. In recognition of past service and accomplishments, the Company also awarded Ms. Fischer a one-time special bonus of $500,000 payable during 1997 and $500,000 payable during 1998. See "EXECUTIVE COMPENSATION -- Employment Agreements."

    The Company entered into the new employment agreement with Ms. Fischer and made awards of options to her during the 1997 fiscal year in order to retain her services and in recognition of the substantial contribution that Ms. Fischer made to the Company's financial results for the last and prior fiscal years. In the 1997 fiscal year, average sales per store increased to $875,000 from $854,000 in the prior year, the Company achieved record net income for the year of $9.7 million, record earnings per share, and shareholders equity increased by 79% to $66.0 million from $36.9 million the prior year.

    As the Company exceeded specified targets for pretax income for fiscal 1997, the Company paid an aggregate of $1,068,000 in bonuses for fiscal 1997 to a total of 11 officers of the Company. In addition, the Company awarded options to purchase an aggregate of 160,500 shares of Common Stock to 10 officers of the Company under the 1996 Plan and the Company's 1992 Non-Qualified Stock Option Plan.


     MEMBERS OF THE COMPENSATION AND STOCK OPTION COMMITTEE

                    Leslie Nathanson Juris, Ph.D.
                           James T. Morris
                          Sally M. Tassani

STOCK PRICE PERFORMANCE GRAPH

       The graph below compares cumulative total returns to shareholders, assuming reinvestment of dividends, if any, of the Company, the Standard & Poor's Retail (Specialty Apparel) Index and the Standard & Poor's 500 Index. It assumes an investment of $100 on January 30, 1993, the date immediately prior to the commencement of the Company's last five complete fiscal years, in the Company, the Standard & Poor's Retail (Specialty Apparel) Index and the Standard & Poor's 500 Index.

                    Performance Graph reflecting
                       following information:

        COMPARISON OF 5 YEAR CUMULATIVE RETURNS OF THE
  COMPANY, S&P RETAIL (SPECIALTY  APPAREL)  INDEX, S&P 500 INDEX

                                  FISCAL YEAR
                 1/30/93   1993    1994     1995   1996    1997
Paul Harris
 Stores, Inc.     100.00  190.76   88.89   62.96  611.11  255.56
S&P Retail
 (Specialty
 Apparel) Index   100.00   85.06   68.15   81.15  102.76  186.54
S&P 500 Index     100.00  112.88  113.47  157.36  198.81  252.30

              APPROVAL OF AMENDMENT TO THE 1996 STOCK OPTION
                         AND INCENTIVE PLAN

       On April 1, 1998, the Board of Directors of the Company adopted an amendment (the "Amendment") to the 1996 Plan and directed that the Amendment be submitted to the shareholders for consideration at the Annual Meeting. The Amendment would add performance shares as a type of award which may be granted by the Compensation Committee under the 1996 Plan to officers and key employees of the Company and its subsidiaries. The following is a summary of the principal features of the Amendment, as set forth as Exhibit A to this Proxy Statement. Shareholders are urged to read the actual text of the Amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
THE PROPOSED AMENDMENT.

PURPOSE

    The purpose of the 1996 Plan is to promote the long-term interests of the Company and its shareholders by providing a means of attracting and retaining officers and key employees of the Company. The Company believes that employees who own shares of the Company's Common Stock will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings.

    Section 162(m) of the Code ("Section 162(m)") contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under Section 162(m). The Amendment is designed to permit the Compensation Committee to grant awards which qualify for deductibility under Section 162(m).

PERFORMANCE SHARES

    If the Amendment is approved, the Compensation Committee would have the ability to grant awards of performance shares, in which case the grantee could be granted shares of Common Stock, subject to satisfaction of specified performance goals established by the Compensation Committee. If the Amendment is approved, performance goals may be established on one or more of the following business criteria: earnings per share; return on equity; return on assets; comparable store sales; sales volume; total sales; operating income; market value per share; costs; market shares; total annual return to shareholders; total sales volume; net income; or earnings before interest, taxes, depreciation and amortization. The applicable performance goals and all other terms and conditions of the award would be determined in the discretion of the Compensation Committee. The specific performance goals must be established by the Compensation Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the performance goals remains substantially uncertain within the meaning of Section 162(m).

    Pursuant to the Amendment, after an award of performance shares has vested (that is, after the applicable performance goal or goals have been achieved), the grantee will be entitled to a payment of shares of Common Stock, cash or a combination thereof. However, no grantee shall receive any such payment unless the Compensation Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the 1996 Plan and that the performance goals and any other material terms previously established by the Compensation Committee or set forth in the 1996 Plan were in fact satisfied. If a grantee terminates employment prior to the end of the period of time over which the performance shares are being earned for any reason other than death, disability or retirement, all of such grantee's rights with respect to performance shares that have not yet been earned shall be forfeited. However, a grantee shall be entitled to receive any performance shares earned as of the date of termination if the specified performance goals have been attained.


            APPROVAL OF 1998 CASH BONUS PERFORMANCE
                     PLAN FOR EXECUTIVE OFFICERS

       On April 1, 1998, the Board of Directors of the Company adopted the Bonus Plan, and directed that the Bonus Plan be submitted to shareholders for consideration at the Annual Meeting. The following is a summary of the principal features of the Bonus Plan and is qualified in its entirety by reference to the complete text of the Bonus Plan as set forth as Exhibit B to this Proxy Statement. Shareholders are urged to read the actual text of the Bonus Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF
THE BONUS PLAN.

    The purpose of the Bonus Plan is to promote the success of the Company by providing to participating executives bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m). The Bonus Plan will be administered by the Compensation Committee, which consists of two or more "outside directors" within the meaning of Section 162(m). The Compensation Committee has the authority to construe and interpret the Bonus Plan, except as otherwise provided in the Bonus Plan, and may adopt rules and regulations governing the administration thereof.

    The Compensation Committee in its sole discretion determines the executive officers of the Company and its subsidiaries (the "Participants") eligible for bonus awards and, subject to the terms of the Bonus Plan, the amount of such bonuses. Under the Bonus Plan, the Compensation Committee will establish and administer performance targets for performance periods pursuant to which eligible executives may receive designated bonus compensation. Performance targets may be based on one or more of the following business criteria: annual total return to shareholders, comparable store sales, total sales volume, total sales, net income, return on equity, return on assets, earnings per share or earnings before interest, taxes, depreciation and amortization (in each case as defined in the Bonus Plan), or on any combination thereof. The specific performance criteria must be established by the Compensation Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the performance criteria remains substantially uncertain within the meaning of
Section 162(m). In addition to the specified performance criteria, the Compensation Committee is also authorized to establish other conditions and terms of payment of bonuses as it deems appropriate.

    Concurrently with the selection of performance criteria and subject to the provisions of the Bonus Plan, the Compensation Committee shall establish an objective formula or standard for calculating the maximum bonus payable to each Participant. Each Participant may receive a bonus if and only if the performance criteria established by the Compensation Committee are attained. Notwithstanding the fact that the performance criteria established by the Compensation Committee have been met, the Company may pay a bonus of less than the amount determined by the Compensation Committee or may pay no bonus at all, unless the Compensation Committee otherwise expressly provides by written contract or other written commitment.

    No Participant shall receive a bonus under the Bonus Plan for any fiscal year in excess of $2,000,000 or, if less, two times his or her Base Salary (as defined therein), and no Participant shall receive aggregate bonuses under the Bonus Plan in excess of $8.5 million. In addition, no Participant shall receive any payment under the Bonus Plan unless the Compensation Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Bonus Plan and that the performance criteria and any other material terms previously established by the Compensation Committee or set forth in the Bonus Plan were in fact satisfied.

    Any bonuses granted by the Compensation Committee under the Bonus Plan shall be paid as soon as practicable, unless the Compensation Committee elects to defer such payment in its sole discretion (subject to any prior written commitments), following the Compensation Committee's written certification of its determinations. Any such payment shall be in cash or cash equivalents, subject to applicable withholding requirements.

    The Bonus Plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Compensation Committee, but no amendment will be effective without Board or shareholder approval if such approval is necessary to comply with the applicable rules under Section 162(m). In addition, no amendment, suspension or termination of the Bonus Plan shall in any manner affect any bonus previously awarded pursuant to the Bonus Plan.

    Because the exact Participants under the Bonus Plan are to be determined from time to time by the Compensation Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will receive bonuses or the amounts of such bonuses.


    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The appointment of Price Waterhouse LLP as independent auditors for the Company during its 1998 fiscal year will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board upon recommendation of the Audit Committee. A representative of Price Waterhouse LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP
AS THE COMPANY'S INDEPENDENT AUDITORS DURING FISCAL 1998.


        DEADLINE FOR RECEIPT OF SHAREHOLDERS'
        PROPOSALS FOR THE 1999 ANNUAL MEETING

    Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1999 Annual
Meeting must be received by the Company no later than December
18, 1998 in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.

                     INCORPORATION BY REFERENCE

       Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the Stock Price Performance Graph and Compensation Committee Report on Executive Compensation included herein shall not be incorporated by reference in any such filings.


     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1997 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were timely satisfied.


                         ANNUAL REPORTS

       The Annual Report to Shareholders for the fiscal year ended January 31, 1998 accompanies this Proxy Statement. The Annual Report is not used as part of this solicitation material and no action will be taken with respect to it at the Annual Meeting. IN ADDITION, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS BUT EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO JOHN H. BOYERS, SENIOR VICE PRESIDENT - FINANCE AND TREASURER, PAUL HARRIS STORES, INC., 6003 GUION ROAD, INDIANAPOLIS, INDIANA 46254.

                                                      EXHIBIT A


                     PAUL HARRIS STORES, INC.
               1996 STOCK OPTION AND INCENTIVE PLAN

                           FIRST AMENDMENT

        This Paul Harris Stores, Inc. 1996 Stock Option and
Incentive Plan (the "Plan") is hereby amended as follows:

    1. The definition of "Award" in Section 2 of the Plan is amended to read:

      "Award"  - means the grant by the Committee of Incentive
Stock Options, Non-Qualified Stock Options, SARs, Restricted
Stock, Performance Shares, or any combination thereof as provided in the Plan.

    2. The following new definitions are added to Section 2 of the Plan:

      "Performance Cycle" -- means the period of time, designated by the Committee, over which Performance Shares may be earned.

      "Performance Shares" -- means Shares awarded pursuant to
Section 9A of the Plan upon the attainment or other satisfaction of performance goals within the Performance Cycle.

    3. Section 5(a) of the Plan is amended to read as follows:

      (a) The maximum number of Shares with respect to which Awards may be made under the Plan is 1,000,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. Any Award which terminates or is surrendered for cancellation or with respect to Restricted Stock or Performance Shares which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

    4. The following new Section 9A is added to the Plan:

      9A. PERFORMANCE SHARES. The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares upon the achievement of performance goals (which may be cumulative and/or alternative) as may be established, in writing, by the Committee based on any one or any combination of the following business criteria: (a) earnings per Share; (b) return on equity; (c) return on assets; (d) comparable store sales; (e) sales volume; (f) total sales; (g) operating income; (h) Market Value per Share; (i) costs; (j) market shares;
(k) total annual return to shareholders; (l) total sales volume;
(m) net income; or (n) earnings before interest, taxes, depreciation and amortization. At the time as it is certified, in writing, by the Committee that the performance goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee shall authorize the payment of cash in lieu of Performance Shares or the issuance of Performance Shares registered in the name of the Participant, or a combination of cash and Shares. The grant of an Award of Performance Shares shall be evidenced by an award agreement containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code Section 162(m), the business criteria under which performance goals are determined by the Committee shall be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved this Section.

      If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than retirement, disability, or death, the Participant shall forfeit all rights with respect to any Performance Shares that have not been earned as of the date the Participant ceases Continuous Service. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of retirement, disability, death, or Change in Control, the Participant shall be entitled to a prorated payment with respect to any Performance Shares that have not been earned as of the date the Participant ceases Continuous Service. The Participant shall be entitled to receive any Performance Shares earned as of the date the Participant ceases Continuous Service if the performance goals, as established by the Committee, have been attained or otherwise satisfied within the Performance Cycle.

      Performance Shares granted under this Section 9A of the Plan shall be treated the same as Shares of Restricted Stock for purposes of Section 12(b) of the Plan.

     5. Except as expressly amended, the provisions of the Plan shall remain in full force and effect.

    6. This Amendment shall be effective immediately upon approval by the Company's Board. However, any Award of Performance Shares granted pursuant to Section 9A is expressly conditioned upon the approval and adoption of this Amendment by the shareholders at the 1998 annual meeting of shareholders or thereafter.

                   Adopted by the Board
                   this 1st day of April, 1998


                   Approved by the Shareholders
                   this _____ day of ____________, 1998

                                                     EXHIBIT B

             PAUL HARRIS STORES, INC.
           1998 CASH BONUS PERFORMANCE PLAN
             FOR EXECUTIVE OFFICERS

    SECTION 1 PURPOSE OF PLAN

    The purpose of the Plan is to promote the success of the Company by providing to participating executives bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

    SECTION 2 DEFINITIONS AND TERMS

    2.1 ACCOUNTING TERMS. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and reflected in the consolidated financial statements of the Company, prepared in the ordinary course of business.

    2.2 SPECIFIC TERMS. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

    "ANNUAL TOTAL RETURN TO SHAREHOLDERS" means the Company's return to shareholders as represented by share price appreciation plus dividends paid on one share of stock during any Year during a Performance Period.

    "BASE SALARY" in respect of any Performance Period means the aggregate base annualized salary of a Participant from the Company and all affiliates of the Company at the time the Participant is selected to participate for that Performance Period, exclusive of any commissions or other actual or imputed income from any Company-provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions to a cafeteria plan under Section 125 of the Code.

    "BASE SALARY MULTIPLE" means an amount equal to two times
Base Salary.

    "BONUS" means a cash payment or payment opportunity as the context requires.

    "BUSINESS CRITERIA" means any one or any combination of Annual Total Return to Shareholders, Comparable Store Sales,
Total Sales Volume, Total Sales, Net Income, Return on Equity,
Return on Assets, EPS, or EBITDA.

    "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    "COMMITTEE" means the committee of the Board of Directors or any successor committee which will administer the Plan in accordance with Section 3 and Section 162(m) of the Code.

    "COMPANY" means Paul Harris Stores, Inc. and its wholly-owned subsidiaries, and any successor, whether by merger, ownership of all or substantially all of its assets or otherwise.

    "COMPARABLE STORE SALES" for any Year means the net sales from the Company's stores that are open for more than one year.

    "EBITDA" for any Year means earnings before interest, taxes, depreciation and amortization.

    "EPS" for any Year means earnings per share of the Company, as reported in the Company's audited consolidated financial statements for the Year.

    "EXECUTIVE" means a key employee (including any officer) of the Company who is (or in the opinion of the Committee may during the applicable Performance Period become) an "executive officer" as defined in Rule 3b-7 under the Securities Exchange Act of 1934.

    "NET INCOME" for any Year means the consolidated net income of the Company, as reported in the Company's audited consolidated financial statements for the Year.

    "PARTICIPANT" means an Executive selected to participate in the Plan by the Committee.

    "PERFORMANCE PERIOD" means the Year or Years with respect to which the Performance Targets are set by the Committee.

    "PERFORMANCE TARGET(S)" means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely set in writing by the Committee for each Executive for the Performance Period in respect of any one or more of the Business Criteria.

    "PLAN" means this 1998 Cash Bonus Performance Plan for
Executive Officers of the Company, as amended from time to time.

    "RETURN ON ASSETS" means Net Income divided by the average of the total assets of the Company at the end of the fiscal quarters of the Year, as reported in the Company's audited consolidated financial statements for the Year.

    "RETURN ON EQUITY" means the Net Income divided by the average of the shareholders equity of the Company at the end of each of the fiscal quarters of the Year, as reported in the Company audited consolidated financial statements.

    "SECTION 162(M)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

    "TOTAL SALES" means the Company net sales for a Performance
Period as reported in the Company's consolidated audited financial statements for the Year.

    "TOTAL SALES VOLUME" means the average total sales volume per Company store for the Performance Period, as reported by the Company in its periodic reports under the Securities Exchange Act of 1934, as amended.

    "YEAR" means any one or more fiscal years of the Company commencing on or after February 1, 1998 that represent(s) the applicable Performance Period and end(s) no later than February
1, 2003.

    SECTION 3 ADMINISTRATION OF THE PLAN

    3.1 THE COMMITTEE. The Plan shall be administered by a Committee consisting of at least two members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan, who (i) are not eligible to participate in the Plan and (ii) are "outside directors" within the meaning of Section 162(m).

    3.2 POWERS OF THE COMMITTEE. The Committee shall have the sole authority to establish and administer the Performance Target(s) and the responsibility of determining from among the Executives those persons who will participate in and receive Bonuses under the Plan and, subject to Sections 4 and 5 of the Plan, the amount of such Bonuses and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonus under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who are selected as Participants in the Plan.

    3.3 REQUISITE ACTION. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

    3.4 EXPRESS AUTHORITY (AND LIMITATIONS ON AUTHORITY) TO CHANGE TERMS AND CONDITIONS OF BONUS. Without limiting the Committee's authority under other provisions of the Plan, but subject to any express limitations of the Plan and Section 5.8, the Committee shall have the authority to accelerate a Bonus (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for a Bonus (including any forfeiture conditions, but not Performance Target(s)), in such circumstances as the Committee deems appropriate. In the case of any acceleration of a Bonus after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody's Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs.

    SECTION 4 BONUS PROVISIONS.

    4.1 PROVISION FOR BONUS. Each Participant may receive a
Bonus if and only if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

    4.2 SELECTION OF PERFORMANCE TARGET(S). The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m). At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.3, 4.7, 5.1 and 5.8.

    4.3 MAXIMUM INDIVIDUAL BONUS. Notwithstanding any other provision hereof, no Executive shall receive a Bonus under the Plan for any Year in excess of $2 million or, if less, his or her Base Salary Multiple. No Executive shall receive aggregate bonuses under this Plan in excess of $8.5 million.

    4.4 SELECTION OF PARTICIPANTS.  For each Performance
Period, the Committee shall determine, at the time the Business
Criteria and the Performance Target(s) are set, those Executives who will participate in the Plan.

    4.5 EFFECT OF MID-YEAR COMMENCEMENT OF SERVICE. To the extent compatible with Sections 4.2 and 5.8, if an Executive commences employment with the Company after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant a Bonus for that Performance Period that is proportionately adjusted based on the period of actual service during such Performance Period.

    4.6 CHANGES RESULTING FROM MATERIAL ACQUISITIONS, DISPOSITIONS OR RECAPITALIZATIONS; EXTRAORDINARY ITEMS; ACCOUNTING CHANGES. Subject to Section 5.8, if, after the Performance Target(s) are established for a Performance Period, a change occurs in the applicable accounting principles or practices, the amount of the Bonuses paid under this Plan for such Performance Period shall be determined without regard to such change.

    4.7 COMMITTEE DISCRETION TO DETERMINE BONUSES. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant's Bonus shall be calculated (in accordance with Section 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. In addition to the establishment of Performance Targets as provided in Section 4.2, the Committee may at any time establish additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of the Plan or award a Bonus under this Plan if the applicable Performance Target(s) have not been satisfied.

    4.8 COMMITTEE CERTIFICATION. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

    4.9  TIME OF PAYMENT.  Any Bonuses granted by the
Committee under the Plan shall be paid as soon as practicable following the Committee's determinations under this Section 4 and the certification of the Committee's findings under Section 4.8. Any such payment shall be in cash or cash equivalent, subject to applicable withholding requirements. Notwithstanding the foregoing, the Committee may, in its sole discretion (but subject to any prior written commitments and to any conditions consistent with Section 5.8 that it deems appropriate), defer the payout or vesting of any Bonus. In the case of the delay of a Bonus otherwise payable at or after the attainment and certification of the applicable Performance Target(s), any additional amount payable shall be based on Moody's Average Corporate Bond Yield over the deferral period.

    SECTION 5 GENERAL PROVISIONS

    5.1 NO RIGHT TO BONUS OR CONTINUED EMPLOYMENT. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus or any other benefit under the Plan, or any legal right to be continued in the employ of the Company unless otherwise provided by the Committee by contract or agreement. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target(s) have been attained and/or the individual maximum amounts pursuant to Section 4.2 have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated, unless the Committee otherwise expressly provides by written contract or other written commitment.

    5.2  DISCRETION OF COMPANY, BOARD OF DIRECTORS AND
COMMITTEE. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any personal liability for actions taken or omitted under the Plan by the member or any other person.

    5.3  ABSENCE OF LIABILITY. A member of the Board of
Directors of the Company or a member of the Committee of the Company or any officer of the Company shall not be personally liable for any act or inaction hereunder, whether of commission or omission.

    5.4 NO FUNDING OF PLAN. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor.

    5.5  NON-TRANSFERABILITY OF BENEFITS AND INTERESTS.
Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 5.5 shall not apply to an assignment of a contingency or payment due after the death of the Executive to the deceased Executive's legal representative or beneficiary.

    5.6 LAW TO GOVERN. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the internal laws of the State of Indiana.

    5.7 NON-EXCLUSIVITY. Subject to Section 5.8, the Plan does not limit the authority of the Company, the Board of Directors of the Company or the Committee, or any subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Target(s) used under the Plan. In addition, Executives not selected to participate in the Plan may participate in other plans of the Company.

    5.8 SECTION 162(M) CONDITIONS; BIFURCATION OF PLAN. It is the intent of the Company that the Plan and Bonuses paid hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board of Directors of the Company or the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

    SECTION 6 AMENDMENTS, SUSPENSION OR TERMINATION OF PLAN

    Except as otherwise expressly agreed to in writing by the Committee, the Board of Directors of the Company or the Committee may, from time to time amend, suspend or terminate, in whole or in part, the Plan, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan; provided no amendment, suspension or termination of the Plan shall in any manner affect any Bonus theretofore granted pursuant to the Plan (whether or not the applicable Performance Targets have been attained) without the consent of the Participant to whom the Bonus was granted. Notwithstanding the foregoing, no amendment may be effective without Board of Directors of the Company and/or shareholder approval if such approval is necessary to comply with the applicable rules under Section 162(m) of the Code.


                   APPROVED BY THE BOARD OF DIRECTORS
                   ON APRIL 1, 1998.



                   APPROVED BY THE SHAREHOLDERS
                   ON _____________ __, 1998.

             PAUL HARRIS STORES, INC.
 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
     COMPANY FOR ANNUAL MEETING MAY 21, 1998


     The undersigned hereby constitutes and appoints Charlotte G. Fischer and Keith L. Himmel, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders to be held at the Paul Harris Willow Lake Shopping Center, 2670 Lake Circle Drive #C, Indianapolis, Indiana 46268 on Thursday, May 21, 1998, and at any adjournment thereof, on all matters coming before said meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

     CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                              [SEE REVERSE SIDE]

 [ X ]  Please mark your
        votes as in this
        example.

THIS PROXY WILL BE VOTED AS SPECIFIED AND, UNLESS OTHERWISE
SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS
OF ALL NOMINEES AND FOR PROPOSALS 2, 3, AND 4.

                                     FOR      WITHHELD
1.  ELECTION OF DIRECTORS           [   ]      [   ]
     Nominees:  John E. Peters
                Leslie Nathanson Juris, Ph.D.

_____________________________________
To withhold authority to vote for any
nominee, write that nominee's name in
the space provided above.

                                     FOR       AGAINST    ABSTAIN

2.  Proposal to approve the proposed [   ]      [   ]      [   ]
    amendment to the Company's 1996
    Stock Option and Incentive Plan.

3.  Proposal to approve the 1998     [   ]      [   ]      [   ]
    Cash Bonus Performance Plan
    for Executive Officers.

4.  Proposal to ratify the selec-    [   ]      [   ]      [   ]
    tion of Price Waterhouse LLP
    as independent auditors for
    the fiscal year 1998.

5. Upon or in connection with the transaction of such other business as may properly come before the meeting or any adjournment thereof.

           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [   ]

           Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Signature:            Date:          Signature:         Date:

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.